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                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]




                                             October 1, 1996




United Auto Group, Inc.
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

          You have requested our opinion, as counsel for United Auto Group, Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-1, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, filed by the Corporation with the Securities and Exchange Commission.

          The Registration Statement relates to an offering of up to ________ shares ("Shares") of Voting Common Stock, par value $0.0001 per share, of the Corporation, of which up to ______ Shares are subject to a 30-day over-allotment option granted by the Corporation to the underwriters.

          In that connection, we have examined drafts of the Corporation's Third Restated Certificate of Incorporation and Bylaws and of the underwriting agreement providing for the issuance and sale of the Shares (the "Underwriting Agreement"), the applicable resolutions of the Corporation's Board of Directors and the Registration Statement. We have also examined such other documents, corporate records, certificates and instruments relating to the Corporation as we have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us, the conformity in all material respects of final documents with drafts thereof and the effectiveness of the Third Restated Certificate of Incorporation.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized
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United Auto Group, Inc.
October 1, 1996
Page 2


and, when issued, sold and delivered pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.



                                        Very truly yours,

                                        /s/ Willkie Farr & Gallagher

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